Exhibit H

MINISTRY OF FINANCE AND PLANNING

30 NATIONAL HEROES CIRCLE

KINGSTON 4

JAMAICA

ANY REPLY OR SUBSEQUENT REFERENCE

SHOULD BE ADDRESSED TO THE

FINANCIAL SECRETARY AND THE

FOLLOWING REFERENCE NUMBER

QUOTED:-

TELEPHONE NO. 922-8500-16

Website: www.mof.gov.jm

CONSENT OF THE MINISTER OF FINANCE AND PLANNING

The undersigned consents to the use of his name in the Registration Statement or amendment thereto (of which this consent forms an exhibit), or any registration statement relating thereto filed by Jamaica with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the information specified therein to have been supplied by him and stated on his authority, on the 9th day of August, 2006.

For and on behalf of
The Government of Jamaica

By:	/s/ Omar Davies
Omar Davies
Minister of Finance and Planning